 Exhibit 99.1

For Immediate Release

FRED’S REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

Management Expects Turnaround Plan to Generate Significant Positive EBITDA

and Free Cash Flow by Q4 of 2018

MEMPHIS, Tenn. (May 4, 2018) – Fred’s, Inc. (NASDAQ: FRED) reported financial results for the fourth quarter and fiscal year ended February 3, 2018.

Commenting on today’s announcement, Fred’s Interim CEO, Joseph Anto stated “I’m excited to say we are now executing a turnaround plan to accomplish two main goals: eliminating our debt and generating significant positive EBITDA and free cash flow, on a run rate basis, by Q4 of FY 2018. Our plan is focused on five key areas: strategic transactions, optimizing our cost structure and capital allocation, talent acquisition, revenue & margin initiatives and assortment optimization.

“Some of the strategic transactions we are actively pursuing include a sale of our specialty pharmacy business and portions of our vast real estate portfolio. In addition, we are evaluating various options for our retail pharmacy portfolio. We’ve made significant progress on the expense side of our business, having identified $30-$40 million in operating cost reductions for FY 2018, and our work in this area is far from over. We are bringing new talent into every part of the organization, including store operations, supply chain, private brands, finance and real estate. Additionally, we have multiple initiatives focused on driving revenue and gross margin in the front store and we continue to actively manage and reduce our SKU count in order to optimize our assortment.”

Heath Freeman, Chairman of the Board commented: “The new Fred’s team is confident in our ability to reset the cost structure, bring in the right talent and allocate capital wisely. We are focused on paying down debt, driving significant cash flow from operations and maximizing value for our shareholders.”

During the fourth quarter of 2017, Fred’s Board of Directors approved a plan to actively market its specialty pharmacy business for sale. As a result of this decision, Fred’s reclassified the specialty pharmacy business from continuing operations to discontinued operations. The classification was evaluated under ASC 205-20, Presentation of Financial Statements – Discontinued Operations. The specialty pharmacy business operations have been removed from the continuing operations as part of the presentation of the consolidated financial statements. The following financial results are for continuing operations for the current and prior periods, unless otherwise indicated.

Fourth Quarter Fiscal 2017 vs. Fourth Quarter Fiscal 2016

●	Net sales up 2.1% to $477.3 million in Q4 2017 vs Q4 2016, which included 14 weeks of activity compared to 13 weeks last year.
●	Comparable store sales decreased 0.9% in Q4 2017 versus a 4.8% decline in Q4 2016.[1]
●	Gross margin down 280 basis points to 24.1% in Q4 2017 vs Q4 2016.

1 Calculated by comparing the 13 weeks ended January 27, 2018 with the 13 weeks ended January 28, 2017.

●	Net loss was $22.6 million, or $(0.62) per share in Q4 2017, compared to a loss of $21.7 million, or $(0.58) per share in Q4 2016.
●	Adjusted EBITDA, a non-GAAP financial measure, was $(18.9) million in Q4 2017 compared to $13.0 million in Q4 2016.

Fiscal Year 2017 vs. Fiscal Year 2016

●	Net sales down 4.3% to $1.81 billion in 2017, which included 53 weeks of activity compared to 52 weeks last year.
●	Comparable store sales decreased 2.5% in 2017 compared to a 2.4% decrease in 2016. [2]
●	Gross margin down 90 basis points to 25.4% in 2017.
●	Net loss was $139.3 million, or $(3.73) per share in 2017, compared to a loss of $68.1 million, or $(1.84) per share in 2016.
●	Adjusted EBITDA, a non-GAAP financial measure, was $24.1 million in 2017 compared to $31.9 million in 2016.

Fourth Quarter 2017 Results

Fred’s net sales for the fourth quarter of fiscal 2017 increased 2% to $477.3 million from $467.6 million in the fourth quarter last year. The fourth quarter of 2017 had 14 weeks of activity compared to 13 weeks in the fourth quarter last year. Comparable store sales for the quarter decreased 0.9% compared to a 4.8% decrease the fourth quarter of last year.

Fred’s gross profit for the fourth quarter of 2017 decreased 8% to $115.1 million from $125.7 million in the prior year period. Gross margin for the quarter decreased 280 basis points to 24.1% from 26.9% in the same quarter last year. Fred’s recorded LIFO adjustments of $2.0 million in the fourth quarter of 2017 compared with $2.0 million in the same quarter last year.

Selling, general and administrative expenses for the fourth quarter, including depreciation and amortization, improved 350 basis points to 28.4% of sales from 31.9% of sales in the fourth quarter last year. Much of the improvement was attributable to professional, legal and banking fees associated with the Rite Aid deal that did not recur in Q4 of 2017. Excluding one-time charges related to the Rite-Aid transaction, SG&A expenses as a percent of sales decreased by 230 basis points to 28.4% from 30.7%.

Operating loss, which is equivalent to earnings before interest and taxes, or EBIT, a non-GAAP financial measure, was $20.6 million in in the fourth quarter of 2017 versus a $23.4 million loss in the fourth quarter of 2016.

For the fourth quarter of 2017, Fred’s recorded a net loss of approximately $22.6 million, or $(0.62) per share, compared to a net loss of $21.7 million, or $(0.58) per share, in 2016.

Adjusted EBITDA, a non-GAAP financial measure that further excludes depreciation and amortization and non-recurring items from EBIT, was $(18.9) million compared to $13.0 million in the fourth quarter of 2016.

2 Calculated by comparing the 52 weeks ended January 27, 2018 with the 52 weeks ended January 28, 2017.

Fiscal Year 2017 Results

Fred’s net sales for fiscal 2017 decreased 4% to $1.81 billion from $1.89 billion. Fiscal 2017 had 53 weeks of activity compared to 52 weeks last year. The decrease in sales is attributed to the closure of underperforming stores in 2017 and a decrease in comparable sales. On a comparable store basis, 2017 sales decreased 2.5% compared to a 2.4% decrease in 2016.

Gross profit in 2017 decreased 7% to $459.1 million from $495.7 million in the prior year. Gross margin in 2017 decreased 90 basis points to 25.4% compared to 26.3% in 2016. In 2017, Fred’s recorded LIFO adjustments of $1.3 million compared with $5.1 million in 2016.

In 2017, selling, general and administrative expenses, including depreciation and amortization, increased 230 basis points to 32.7% of sales compared to 30.4% in 2016. Most of the increase was related to professional, legal, banking and integration planning fees incurred regarding the attempt to acquire Rite Aid stores that did not recur, as well as impairment charges for the write-down of certain assets and lease liability impairments recorded for stores closed in 2017.

Operating loss in 2017 was $131.7 million, or 7.3% of sales, compared with a loss of $77.7 million, or 4.1% of sales, in 2016.

For 2017, Fred’s net loss totaled $139.3 million, or $(3.73) per share, compared to a net loss of $68.1 million, or $(1.84) per share, in 2016.

For 2017, Adjusted EBITDA was $24.1 million compared to $31.9 million in 2016.

Conference Call

Fred’s will hold a conference call today at 8:00 a.m. Eastern time to discuss its fourth quarter and fiscal year 2017 results.

Date: Friday, May 4, 2018

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-877-407-4018

International dial-in number: 1-201-689-8471

Conference ID: 13678332

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at investors.fredsinc.com.

A replay of the conference call will be available after 11:00 a.m. Eastern time on the same day through June 4, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13678332

Non-GAAP Financial Measures

The Company’s management believes that the disclosure of operating income (EBIT) and Adjusted EBITDA provides useful information to investors because the measures present an alternative and more relevant method for measuring the Company’s results of operations and financial condition, and, when viewed together with the Company’s GAAP results and the accompanying reconciliations, provides a more complete understanding of the factors and trends affecting the Company than the GAAP results alone.

Adjusted EBITDA is calculated as loss before interest and other income and expense, income tax benefit, depreciation and amortization, and non-recurring items. Non-recurring items includes discontinued operations, impairment, valuation allowance, closed stores, professional fees, and other. The exclusion of certain expenses in calculating Adjusted EBITDA facilitate operating performance comparisons on a period-to-period basis and excludes items that Fred’s do not consider to be indicative of our core operating performance. Accordingly, Fred’s believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Fred’s management and board of directors. Additionally, Adjusted EBITDA is a common alternative measure of financial performance used by investors, financial analysts, and rating agencies. These groups use Adjusted EBITDA, along with other measures, to estimate the value of a company and to compare the operating performance of a company to others in its industry. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measure appears in the financial tables attached to this news release.

About Fred’s Inc.

Tracing its history back to an original store in Coldwater, Mississippi, opened in 1947, today Fred’s, Inc. operates approximately 600 general merchandise and pharmacy stores, including 12 franchised locations, and three specialty pharmacy-only locations. With unique store formats and strategies that combine the best elements of a value-focused retailer with a healthcare-focused drug store, Fred’s stores offer frequently purchased items that address the everyday needs of its customers. This includes nationally recognized brands, proprietary Fred’s label products, and a full range of value-priced selections. For more information about the Company, visit Fred’s website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to (i) the competitive nature of the industries in which we operate; (ii) the implementation of our strategic plan, and its impact on our sales, costs and operations; (iii) utilizing our existing and new stores and increasing our pharmacy department presence in new and existing stores; (iv) our reliance on a single supplier of pharmaceutical products; (v) our pharmaceutical drug pricing; (vi) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (vii) our private brands; (viii) the seasonality of our business and the impact of adverse weather conditions; (ix) operational difficulties; (x) merchandise supply and pricing; (xi) consumer demand and product mix; (xii) delayed openings and operating new stores and distribution facilities; (xiii) our employees; (xiv) risks relating to payment processing; (xv) our computer system, and the processes supported by our information technology infrastructure; (xvi) our ability to protect the personal information of our customers and employees; (xvii) cyber-attacks; (xviii) changes in governmental regulations; (xix) the outcome of legal proceedings, including claims of product liability; (xx) insurance costs; (xxi) tax assessments and unclaimed property audits; (xxii) current economic conditions; (xxiii) changes in third-party reimbursements; (xxiv) the terms of our existing and future indebtedness; (xxv) our acquisitions and the ability to effectively integrate businesses that we acquire; (xxvi) our ability to pay dividends; and the factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contacts

Fred’s Inc.

Joe Anto, 901-238-3606

Interim CEO/ Chief Financial Officer

Liolios

Sean McGowan or Cody Slach, 949-574-3860

FRED@liolios.com

FRED’S, INC.

Reconciliation of Unaudited Net Income to Adjusted EBITDA

A Non-GAAP Financial Measure

(In thousands)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Net loss	(32,391)	(22,466)	(150,185)	(66,531)
Interest expense	1,926	633	6,297	2,318
Income tax benefit	(3,266)	(321)	(1,872)	(10,483)
Operating loss / EBIT from continuing operations	(33,731)	(22,154)	(145,760)	(74,696)
Depreciation and amortization	11,318	11,701	45,210	47,027
EBITDA	(22,413)	(10,453)	(100,550)	(27,669)
Adjustments
Closing Stores	338	1,079	16,676	8,590
Inventory Impairment	750	—	17,830	13,033
Corporate Office Impairment	—	—	—	3,105
Rite-Aid Related Expenses	—	5,601	41,330	6,473
Walgreens Reimbursement (Rite-Aid)	—	—	(25,000)	—
Turnaround Strategy	—	3,449	12,244	4,737
Activism Expenses	—	1,113	6,650	1,128
Loss on Sale of Airplane	—	—	2,599	—
Fixed Asset Impairment	1,138	—	1,138	—
Data Breach	—	1,537	—	1,537
Valuation Allowance	(8,717)	8,592	37,116	19,634
Other	239	1,299	3,188	2,892
Discontinued Operations	9,769	745	10,918	(1,594)
Adjusted EBITDA	(18,896)	12,962	24,139	31,866

FRED’S, INC.

Unaudited Financial Highlights

(In thousands, except per share amounts)

	14 Weeks Ended February 3, 2018	13 Weeks Ended January 28, 2017	Percent Change
Net sales	$477,289	$467,569	2.1%
Operating loss from continuing operations	$(20,606)	$(23,433)	12.1%
Net loss from continuing operations	$(22,622)	$(21,721)	(4.1)%
Net loss from discontinued operations	$(9,770)	$(745)	(1,211.4)%
Net loss per share from continuing operations, basic and diluted	$(0.62)	$(0.58)	(6.9)%
Net loss per share from discontinued operations, basic and diluted	$(0.26)	$(0.02)	(1,200.0)%
Average shares outstanding:
Basic	37,117	37,202
Diluted	37,117	37,202

	53 Weeks Ended February 3, 2018	52 Weeks Ended January 28, 2017	Percent Change
Net sales	$1,805,405	$1,886,241	(4.3)%
Operating loss from continuing operations	$(131,729)	$(77,661)	(69.6)%
Net loss from continuing operations	$(139,267)	$(68,125)	(104.4)%
Net income (loss) from discontinued operations	$(10,918)	$1,594	(784.9)%
Net loss per share from continuing operations, basic and diluted	$(3.73)	$(1.84)	(102.7)%
Net income (loss) per share from discontinued operations, basic and diluted	$(0.29)	$0.04	(825.0)%
Average shares outstanding:
Basic	37,392	36,876
Diluted	37,392	36,876

FRED’S, INC.

Unaudited Fiscal 2017 Fourth Quarter Results

(In thousands, except per share amounts)

	14 Weeks Ended February 3, 2018	% of Total	13 Weeks Ended January 28, 2017	% of Total
Net sales	$477,289	100.0%	$467,569	100.0%
Cost of goods sold	362,158	75.9%	341,823	73.1%
Gross profit	115,131	24.1%	125,746	26.9%
Depreciation & amortization	10,698	2.2%	10,901	2.3%
Selling, general and administrative expenses	125,039	26.2%	138,278	29.6%
Operating loss from continuing operations	(20,606)	(4.3)%	(23,433)	(5.0)%
Interest expense, net	1,926	0.4%	633	0.1%
Loss from continuing operations before income taxes	(22,532)	(4.7)%	(24,066)	(5.1)%
Income tax benefit	90	0.0%	(2,345)	(0.5)%
Net loss from continuing operations	$(22,622)	(4.7)%	$(21,721)	(4.6)%
Net loss from discontinued operations	(9,770)		(745)
Net loss	$(32,392)		$(22,466)
Net loss per share from continuing, basic and diluted	$(0.62)		$(0.58)
Net loss per share from discontinued, basic and diluted	$(0.26)		$(0.02)
Weighted average shares outstanding:
Basic	37,117		37,202
Diluted	37,117		37,202

	53 Weeks Ended February 3, 2018	% of Total	52 Weeks Ended January 28, 2017	% of Total
Net sales	$1,805,405	100.0%	$1,886,241	100.0%
Cost of goods sold	1,346,274	74.6%	1,390,560	73.7%
Gross profit	459,131	25.4%	495,681	26.3%
Depreciation & amortization	42,580	2.3%	44,014	2.3%
Selling, general and administrative expenses	548,280	30.4%	529,328	28.1%
Operating loss from continuing operations	(131,729)	(7.3)%	(77,661)	(4.1)%
Interest expense, net	6,297	0.3%	2,318	0.1%
Loss from continuing operations before income taxes	(138,026)	(7.6)%	(79,979)	(4.2)%
Income tax benefit	1,241	0.1%	(11,854)	(0.6)%
Net loss from continuing operations	$(139,267)	(7.7)%	$(68,125)	(3.6)%
Net income (loss) from discontinued operations	(10,918)		1,594
Net loss	$(150,185)		$(66,531)
Net loss per share from continuing, basic and diluted	$(3.73)		$(1.84)
Net income (loss) per share from discontinued, basic and diluted	$(0.29)		$0.04
Weighted average shares outstanding:
Basic	37,392		36,876
Diluted	37,392		36,876

FRED’S, INC.

Unaudited Balance Sheet

(In thousands)

	February 3, 2018	January 28, 2017
ASSETS:
Cash and cash equivalents	$6,573	$5,830
Inventories	279,175	327,232
Receivables	37,720	40,055
Other non-trade receivables Current assets held for sale	31,500 19,903	32,426 17,732
Prepaid expenses and other current assets	10,055	11,931
Total current assets	384,926	435,206
Property and equipment, net	115,466	130,288
Goodwill	0	87
Other intangible assets, net Noncurrent assets held for sale	54,888 41,717	73,040 54,682
Other non-current assets	568	6,104
Total assets	$597,565	$699,407

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$129,213	$130,658
Current portion of indebtedness	65	60
Accrued expenses and other Current liabilities held for sale	67,977 26,572	62,466 18,864
Total current liabilities	223,827	212,048
Long-term portion of indebtedness	167,100	128,388
Deferred income taxes	0	1,974
Noncurrent liabilities held for sale Other non-current liabilities	48 25,542	167 19,634
Total liabilities	416,517	362,211
Shareholders’ equity	181,048	337,196
Total liabilities and shareholders’ equity	$597,565	$699,407

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